Exhibit 5.1

June 9, 2016

Monster Digital, Inc.
2655 Park Center Drive, Unit C

Simi Valley, California 93065

RE:     Monster Digital, Inc., Registration Statement on Form S-1 (Registration No. 333-207938)

Ladies and Gentlemen:

We have acted as counsel to Monster Digital, Inc., a Delaware corporation (the “Company”), in connection with its filing of the Registration Statement on Form S-1 (as amended prior to being declared effective, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) referenced above.  The Registration Statement relates to the proposed offering and sale of:

(i)	up to 2,500,000 shares of common stock, $0.0001 par value per share (“Common Stock”), of the Company (such shares of Common Stock, together with up to 375,000 shares of Common Stock to cover over-allotments and up to 50,000 shares of Common Stock issuable upon exercise of the Underwriters’ Purchase Option (as defined below), the “Shares”);

(ii)	warrants to purchase up to 2,500,000 shares of Common Stock (such warrants, together with warrants to purchase up to 375,000 shares of Common Stock to cover over-allotments and warrants to purchase up to 50,000 shares of Common Stock issuable upon exercise of the Underwriters’ Purchase Option, the “Warrants”, and the up to 2,925,000 shares of Common Stock underlying the Warrants, the “Warrant Shares”). The Warrants will be issued and sold pursuant to the terms of the Warrant Agreement as filed as an exhibit to the Registration Statement (the “Warrant Agreement”); and

(iii)	the underwriters’ purchase option exercisable for up to 50,000 shares of Common Stock and warrants to purchase up to 50,000 shares of Common Stock (the “Underwriters’ Purchase Option”). The Underwriters’ Purchase Option will be issued and sold by the Company pursuant to the terms of the Underwriting Agreement and will be in the form of the Underwriters’ Purchase Option filed as an exhibit to the Registration Statement.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation and Bylaws, each as amended to date, the Warrant Agreement and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

1

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable, (ii) the Warrants have been duly authorized by the Company and, provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (iii) the Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Warrants in accordance with the terms therein and the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable, and (iv)  the Underwriters’ Purchase Option has been duly authorized by the Company and, provided that the Underwriters’ Purchase Option has been duly executed and delivered by the Company and duly delivered to the underwriters against payment therefor, then the Underwriters’ Purchase Option, when issued and sold in accordance with the terms of the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms.

The opinions expressed herein are subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing.

The opinions expressed herein are limited to Delaware General Corporation Law and, as they relate to the Warrants and the Underwriters’ Purchase Option, the laws of the State of New York.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and any post-effective amendment to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Manatt, Phelps & Phillips LLP

2